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                                                                     Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT

          This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 19, 2002 is made by and among Cypress Bioscience, INC., a Delaware corporation (the "Company"), and the Purchasers named on the signature pages hereto, together with their permitted transferees (each, a "Purchaser" and collectively, the "Purchasers").

                                    Recitals:

          A. The Company has retained Paramount Capital, Inc. and Evolution Capital, Inc. (the "Placement Agents") as non-exclusive Placement Agents, on a "best efforts" basis, in a private placement offering (the "Offering") of securities of the Company.

          B. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

          C. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, up to a maximum of $17,000,000 of Securities (as defined below).

          D. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 8 hereof.

               In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

                                    AGREEMENT

          In consideration of the Company's agreement to sell the Securities to the undersigned upon the terms and conditions continued herein, each Purchaser (severally and not jointly) agrees and represents as follows:

                                   ARTICLE 1

                         PURCHASE AND SALE OF SECURITIES

          1.1 Purchase and Sale of Securities. At the Closing the Company will issue and sell to each Purchaser, and each Purchaser will, jointly and not severally, purchase the number of shares of Common Stock of the Company (the "Shares") and the number of warrants to purchase shares of Common Stock of the Company (the "Warrants") set forth opposite such Purchaser's name on Exhibit A from the Company (the Shares and the Warrants referred to collectively as the "Securities"). The purchase price for each Security (the "Purchase Price") shall be $2.47, which shall be equal to 90% of the average of the closing bid price of the Common Stock as reported on Nasdaq (symbol "CYPB") for the 10 trading days immediately preceding the date of the execution of this Agreement (the "Initial Closing Date"). For each

                                       1.

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two Shares purchased by a Purchaser, such Purchaser shall receive a Warrant to purchase one share of Common Stock at an exercise price equal to 125% of the Purchase Price (the "Warrant Purchase Price") and the Warrant will be exercisable for five years from the Closing pursuant to the Warrant substantially in the form attached as Exhibit B. The Company shall have the right to redeem the Warrants for $0.02 per share of Common Stock underlying the Warrants upon notice to the record holders of the Warrants if the average of the closing price of the Common Stock exceeds 200% of the Warrant Purchase Price for 20 consecutive trading days.

          1.2 Payment. At the Closing, each Purchaser will pay the aggregate Purchase Price set forth on Exhibit A hereof by wire transfer of immediately available funds in accordance with the Company's wire instructions set forth opposite its name on Exhibit C hereto. The Company will deliver stock certificates representing the Shares and the Warrant representing the Warrant Shares against delivery of the aggregate Purchase Price as described above.

          1.3 Closing Date. The Closing will take place immediately following receipt by the Company of the Stockholder Approval of the issuance and sale of the Securities (the "Closing Date"). The Closing will be held at the offices of the Company or at such other place as the parties agree.

                                   ARTICLE 2

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

          Each Purchaser represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser, that:

          2.1 Investment Purpose. The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof.

          2.2 Accredited Purchaser Status. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D. The Purchaser has delivered an Accredited Investor Questionnaire in the form of Exhibit D to the Company. The Purchaser hereby represents that, either by reason of the Purchaser's business or financial experience, the Purchaser has the capacity to protect the Purchaser's own interests in connection with the purchase of the Securities. In addition, the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interest.

          2.3 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

          2.4 Information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Purchaser, including, without limitation, the

                                       2.

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Company's Quarterly Reports on Form 10-Q for the Quarters ended September 30,
2001, June 30, 2001, and March 31, 2001, the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Private Placement Memorandum dated February 13, 2002 (the "Private Placement Memorandum") and the Purchaser has read such materials. The Purchaser has been afforded the opportunity to ask questions of the Company.

          2.5 Acknowledgement of Risk. The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is highly speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment;
(iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future; and (vii) the Company's Securities may be delisted from Nasdaq. Such risks are more fully set forth in the SEC Documents and the Private Placement Memorandum.

          2.6 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

          2.7  Transfer or Resale. The Purchaser understands that:

               (a) the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6;
(ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

               (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

               (c) except as set forth in Article 6, neither the Company nor any other person is under any obligation to register the resale of the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                                       3.

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          2.8  Legends. The Purchaser understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

          2.9 Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and represent the valid and binding obligations of the Purchaser enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

          2.10 Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

          2.11 Acknowledgements Regarding Placement Agent.

               (a) The Purchaser acknowledges that Paramount Capital, Inc. and Evoluton Capital are acting as the non-exclusive Placement Agents for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser further acknowledges that the Placement Agents have acted solely as Placement Agents in connection with the offering of the Securities by the Company, that the information and data provided to the Purchaser in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agents, and that the Placement Agents make no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. The Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. The Purchaser further acknowledges that the provisions of this Section 2.11 are for the benefit of, and may be enforced by, the Placement Agents.

               (b) The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Securities by one of the Placement Agents (or an authorized agent or representative thereof) with whom the Purchaser had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Purchaser did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

                                       4.

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                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that:

          3.1 Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of Delaware, the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          3.2 Authorization; Enforcement. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, pending the receipt of Stockholder Approval of the issuance and sale of the Securities which is required and is condition to Closing, as set forth in Article 5; (c) this Agreement has been duly executed by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

          3.3 Capitalization. The capitalization of the Company is described in the Company's SEC Documents. The Company has not issued any capital stock since September 30, 2001 other than pursuant to employee benefit plans disclosed in the Company's SEC Documents. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company, including the Securities issuable pursuant to this Agreement, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as described in this Section 3.3 and except as disclosed in Schedule 3.3 and except for the transactions contemplated hereby and the issuance of the warrants to purchase Common Stock of the Company granted to the Placement Agents, in connection with the Placement Agency Agreements dated February 14, 2002 (the "Placement Agent Warrants"), (i) there are no outstanding options, warrants, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the `Company; (ii) there are no agreements or

                                       5.

arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as contemplated under Article 6) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has furnished to the Purchasers true and correct copies of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), as in effect on the date hereof, the Company's Bylaws as in effect on the date hereof.

          3.4 Issuance of Securities. The Shares and all the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are duly authorized and, upon issuance in accordance with the terms of this Agreement (and, in the case of Warrant Shares, the Warrants), will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.

          3.5  No Conflicts; No Violation.

               (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) will not
(i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

               (b) The Company is not in violation of its Certificate of Incorporation or Bylaws and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

               (c) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

                                       6.

               (d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          3.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2001, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Purchaser, or each Purchaser has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to September 30, 2001, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to September 30, 2001, are not, in the aggregate, material to the financial condition or operating results of the Company.

          3.7 Absence of Certain Changes. Except as disclosed in the SEC Documents or on Schedule 3.7 and except for the potential delisting of the Company's securities from Nasdaq, since September 30, 2001, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company.

                                       7.

          3.8 Absence of Litigation. Except as disclosed in the SEC Documents and except as disclosed on Schedule 3.8, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

          3.9 Intellectual Property Rights. To the Company's knowledge, the Company owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property"). Except as set forth in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as disclosed in the SEC Documents, there is no claim or action or proceeding pending or, to the Company's knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.

          3.10 Tax Status. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

          3.11 Environmental Laws. To the Company's knowledge, the Company (i) is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing clauses, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect

          3.12 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchasers. The

                                       8.

issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company's securities (past or current) for purposes of the Securities Act or any applicable rules of Nasdaq.

          3.13 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, Placement Agent's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agents, whose commissions and fees will be paid by the Company.

          3.14 Insurance. The Company is insured by insurers of recognized financial responsibility in the following aggregate amounts (a) $1,000,000 for general liability, (b) $10,000,000 in an umbrella policy (excluding product liability claims) and (c) $10,000,000 for product liability claims.

          3.15 Employment Matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a Material Adverse Effect nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

          3.16 Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          3.17 Subsidiaries. Except as set forth in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, joint venture, partnership or other business entity and the Company is not a direct or indirect participant in any joint venture or partnership.

          3.18 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers, directors or employees, or any members of their immediate families, are directly, or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock or as set forth on Schedule 3.18) or, to the best of the Company's knowledge, have any direct or indirect ownership interest in any entity with which the Company is affiliated or with

                                       9.

which the Company has a business relationship, or any entity which competes with the Company, except that officers, directors, employees and/or stockholders of the Company may own stock in (but not exceeding 5% of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the best of the Company's knowledge, none of the Company's officers, directors or employees or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

                                   ARTICLE 4

                                    COVENANTS

          4.1 Form D; Blue Sky Laws. The Company will timely file a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D. The Company will, on or before the Closing Date, take such action as it reasonably determines to be necessary to qualify the Securities for sale to the Purchasers under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification).

          4.2 Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12 of the Exchange Act. During the Registration Period (as defined below), the Company will timely file all SEC Documents, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities.

          4.3 Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys' and consultants' fees and expenses.

          4.4 Financial Information. The financial statements of the Company to be included in any SEC Documents will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          4.5 Compliance with Law. As long as an Purchaser owns any of the Securities, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), the failure to comply with which would have a Material Adverse Effect.

          4.6 Sales by Purchasers. Each Purchaser will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules

                                       10.

and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

                                   ARTICLE 5

                              CONDITIONS TO CLOSING

          5.1 Purchasers Obligations. The Purchasers obligations to purchase the Securities at the Closing are subject to the Company satisfying the following conditions (or with respect to Section 5.1(b), the waiver by each Purchaser of such condition).

               (a) Stockholder Approval. The Company must obtain Stockholder Approval for the issuance and sale of the Securities as contemplated under this Agreement.

               (b) Continued Listing on Nasdaq. The Nasdaq Stock Market, Inc. must make the determination after the oral hearing on February 21, 2002 to continue listing the Company's securities on Nasdaq.

               (c) Legal Opinion. The Company's counsel shall have delivered a legal opinion to each Purchaser in substantially the form set forth as Exhibit E.

          5.2 The Company's Obligations. The Company's obligations to issue and sell the Securities at the Closing are subject to the Company satisfying the following conditions.

               (a) Stockholder Approval. The Company must obtain Stockholder Approval for the issuance and sale of the Securities as contemplated under this Agreement.

                                   ARTICLE 6

                               REGISTRATION RIGHTS

          6.1 As used in this Agreement, the following terms shall have the following meanings:

               (a) "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

               (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

               (c) "Holders" shall mean any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

                                       11.

               (d) "Person" shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

               (e) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               (f) "Registrable Securities" shall mean (i) the Shares; and (ii) the Warrant Shares; (iii) any shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the "Placement Agent Shares"); and (iv) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares, the Warrant Shares or the Placement Agent Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC,
(B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

               (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 6.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

               (h) "Registration Statement" shall have the meaning ascribed to such term in Section 6.2.

               (i) "Registration Period" shall have the meaning ascribed to such term in Section 6.4.

               (j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

          6.2 No later than fifteen (15) days after the Closing Date (the "Filing Date"), the Company shall file a registration statement covering the resale of the Registrable Securities on the appropriate form (the "Registration Statement") with the SEC and use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) prior to the date which is ninety (90) days after the Filing Date. Notwithstanding the foregoing, the Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

                                       12.

          6.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

          6.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

               (a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the earlier of the following: (i) the second anniversary of the first date on which no Warrants remain unexercised or unexpired or (ii) the date all Shares and Warrant Shares may be sold under Rule 144 during any ninety (90) day period. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration Period."

               (b)  advise the Holders:

                    (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                    (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                    (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

                    (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

                    (d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits in the form filed with the SEC;

                                       13.

               (e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters;

               (f) during the Registration Period, deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 120 days after the end of each fiscal year of the Company) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

               (g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; and

               (h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                       14.

     6.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

     6.6 (a) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such Registration Statement, prospectus; provided that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

          (b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to

                                       15.

make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of the Registration Statement, prospectus; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

          (c) Each party entitled to indemnification under this Section 6.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     6.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required

                                       16.

to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section
6.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.2 during (i) any period not to exceed two 60-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company.

          (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration referred to in this Article 6.

          (d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

          (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and
(ii) the requirement of delivering a current prospectus has been satisfied.

          (f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

          (g) At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

                                       17.

     6.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     6.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that such transfer must be made at least 10 days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least 10 days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

     6.10 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

     6.11 Additional Common Stock Issuable Upon Delay of Registration and Other Events.

          (a) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Registration Statement, if the Registration Statement is not filed with the SEC within 30 days following the Closing Date (the "Outside Target Date"), the Company shall be required to immediately issue to each Holder of Registrable Securities issued in the Offering (including, without limitation, the Placement Agent Shares) additional Warrants (the "Additional Warrants") to purchase a number of additional

                                       18.

shares of Common Stock equal to one-half of one percent (0.5%) of the aggregate number of Securities issued to such Holder in the Offering (as adjusted but without reference to any shares issued pursuant to this Section 6.11(a)) for each week after the Outside Target Date that the Registration Statement remains unfilled.

          (b) All Additional Warrants issuable pursuant to this Section 6.11 shall be duly authorized and all shares of Common Stock issuable upon exercise of the Additional Warrants, when issued in accordance with the terms hereof for the consideration expressed herein, will have been duly and validly issued, fully paid and nonassessable and shall be included in the Registration Statement contemplated by Section 6.2. Such shares shall be registered in the Holders' names or the name of the nominee(s) of Holders in such denominations as Holders shall request pursuant to instructions delivered to the Company.

          (c) In no event, however, shall the aggregate number of Additional Warrants exceed fifteen percent (15%) of the aggregated number of shares of Common Stock (as adjusted) included sold in the Offering (including the Warrant Shares).

                                   ARTICLE 7

                                 INDEMNIFICATION

     In consideration of each Purchaser's execution and delivery of this Agreement and its acquisition of the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company will indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect Purchasers and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company in Section 3 of this Agreement (b) any breach of any covenant, agreement or obligation of the Company contained in Section 4 of this Agreement or (c) any cause of action, suit or claim brought against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement by the Company. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

                                    ARTICLE 8

                                   DEFINITIONS

     8.1  "Certificate of Incorporation" has the meaning set forth in Section
3.3.

                                      19.

     8.2 "Closing" means the closing of the purchase and sale of the Securities under this Agreement.

     8.3  "Closing Date" has the meaning set forth in Section 1.3.

     8.4 "Common Stock" means the common stock, par value $.02 per share, of the Company.

     8.5  "Company" means Cypress Bioscience, Inc.

     8.6  "Environmental Laws" has the meaning set forth in Section 3.11.

     8.7  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     8.8  "Initial Closing Date" has the meaning set forth in Section 1.1.

     8.9  "Indemnitees" has the meaning set forth in Section 7.

     8.10 "Indemnified Liabilities" has the meaning set forth in Section 7.

     8.11 "Intellectual Property" has the meaning set forth in Section 3.9.

     8.12 "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets or financial condition of the Company or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith.

     8.13 "Nasdaq" means The Nasdaq SmallCap Market.

     8.14 "Offering" has the meaning set forth in Recital A.

     8.15 "Placement Agents" has the meaning set forth in Recital A.

     8.16 "Placement Agent Warrants" has the meaning set forth in Section 3.3.

     8.17 Placement Agent Shares" has the meaning set forth in Section 6.1(f).

     8.18 "Private Placement Memorandum" has the meaning set forth in Section
2.4.

     8.19 "Purchasers" means the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

     8.20 "Purchase Price" has the meaning set forth in Section 1.1.

     8.21 "Regulation D" means Regulation D as promulgated under by the SEC under the Securities Act.

     8.22 "Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule.

                                       20.

     8.23 "SEC" means the United States Securities and Exchange Commission.

     8.24 "SEC Documents" has the meaning set forth in Section 3.6.

     8.25 "Securities" has the meaning set forth in Section 1.1.

     8.26 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

     8.27 "Shares" has the meaning set forth in Section 1.1.

     8.28 "Stockholder Approval" shall mean the receipt by the Company of the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the stockholder meeting in compliance with Rule 4350(i) of the National Association of Securities Dealers, Inc.

     8.29 "to the Company's knowledge" and variations thereon mean to the actual knowledge of Jay Kranzler.

     8.30 "Warrants" has the meaning set forth in Section 1.1.

     8.31 "Warrant Purchase Price" has the meaning set forth in Section 1.1.

     8.32 "Warrant Shares" has the meaning set forth in Section 3.4.

                                    ARTICLE 9

                          GOVERNING LAW; MISCELLANEOUS

     9.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Delaware with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

     9.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     9.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     9.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or

                                       21.

unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     9.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     9.6 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:

     If to the Company:       Chief Executive Officer
                              Cypress Bioscience, Inc.
                              4350 Executive Drive, Suite 325
                              San Diego, California 92121

     With a copy to:          Cooley Godward LLP
                              4401 Eastgate Mall
                              San Diego, CA 92121
                              Attn: Fred Muto, Esq.


     If to a Purchaser: To the address set forth immediately below such Purchaser's name on the signature pages hereto.

     Each party will provide written notice to the other parties of any change in its address.

     9.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, an Purchaser may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited Purchaser (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit the Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement.

                                       22.

     9.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     9.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     9.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     9.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

                                       23.

     In Witness Whereof, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                                COMPANY:

                                                Cypress Bioscience, Inc.

                                                By: /s/ Jay D. Kranzler
                                                   -----------------------------
                                                Name: Jay D. Kranzler
                                                     ---------------------------

                                                Title: Chief Executive Officer,
                                                      -------------------------
                                                      President and Secretary

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                            OMNIBUS SIGNATURE PAGE TO
                            CYPRESS BIOSCIENCE, INC.
                          SECURITIES PURCHASE AGREEMENT

     The undersigned hereby executes and delivers the Securities Purchase Agreement to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                                        Print Name: ___________________________


                                        By:         ___________________________

                                        Name:       ___________________________

                                        Title:      ___________________________


                                        Address:    ___________________________

                                                    ___________________________

                                                    ___________________________

                                        Telephone:  ___________________________

                                        Facsimile:  ___________________________

                                        SOC/EIN#:   ___________________________


                                        Number of Securities Purchased ________


                                        Aggregate Purchase Price ______________